Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement of our report dated March 28, 2024, relating to the consolidated financial statements of Drilling Tools International Corporation appearing in the entity’s Annual Report on Form 10-K for the years ended December 31, 2023 and 2022.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

Oklahoma City, Oklahoma

June 24, 2024